Exhibit 99.1

BioTime Appoints Adi Mohanty Chief Operating Officer

Executive Brings Proven Leadership in Biopharmaceutical Product Development and Commercialization to BioTime

ALAMEDA, Calif.--(BUSINESS WIRE)--December 29, 2014--BioTime, Inc. (NYSE MKT:BTX), a leader in developing pluripotent stem-cell therapies and other technologies designed to address major unmet medical needs, today announced the appointment of Adi Mohanty to the position of Chief Operating Officer of the Company. Mr. Mohanty’s primary responsibilities will be to build BioTime’s business through the development of its subsidiaries and through the further development and commercialization of BioTime’s HyStem®-based products. Mr. Mohanty will report to Michael D. West, Ph.D., BioTime’s Chief Executive Officer.

“The addition of Adi to our senior management team is another execution milestone for BioTime as we broaden our capabilities to address market opportunities and build shareholder value,” said Dr. West. “Adi is a highly experienced biopharmaceutical executive. He joins our Company at a time when two of our subsidiaries have been cleared for clinical trials of their therapeutic products and as we develop commercialization strategies for cancer diagnostics and Renevia™.

“Adi’s extensive background in managing multiple, successful clinical and commercial-stage products is very relevant to BioTime’s growth,” continued Dr. West. “He is a proven business leader, having served in such roles at both Shire plc and at Transkaryotic Therapies. His experience and insight, combined with those of the biopharmaceutical veterans from Questcor Pharmaceuticals and Shire who have recently joined our Board of Directors, provide us a team with a tremendous track record for generating shareholder value. Our objective is to fully utilize Adi’s knowledge and experience, as well as that of our Board members, as we move BioTime forward during 2015 and beyond.”

Mr. Mohanty previously served in various leadership positions of increasing responsibility at Shire plc, most recently as Head of its Regenerative Medicine Business, where he oversaw all aspects of that business, including sales and marketing, research and development, and manufacturing, and led a successful turnaround and divestiture of that business unit. Prior to that Mr. Mohanty was Shire’s global franchise head for a portfolio of biologic products in the rare disease space with sales and operations in over 50 countries. Mr. Mohanty served as Vice President, Manufacturing and Supply Operations at Transkaryotic Therapies, Inc. where he had overall responsibility for the company’s manufacturing and operations while it grew from development stage to a successful commercial company that was acquired by Shire. Before joining Transkaryotic Therapies, Mr. Mohanty worked at Baxter Bioscience where he held a variety of engineering, manufacturing and general management positions. Mr. Mohanty holds BS and MS degrees in Chemical Engineering and an MBA.

“Pluripotent stem cell technology is a powerful platform with the potential for new, transformative therapies, and BioTime is the technology leader in developing and manufacturing pluripotent stem cell-based therapeutics,” said Mr. Mohanty. “This is an exciting time to join BioTime as the Company and its subsidiaries focus on developing and commercializing a broad portfolio of innovative cellular therapeutics aimed at addressing the large, growing markets associated with chronic age-related degenerative disease, as well as a number of other therapeutic and diagnostic products that have a near term commercialization horizon. I look forward to working with the BioTime team toward achieving a number of expected clinical development and commercialization milestones over the next twelve months and beyond.”

About BioTime

BioTime is a biotechnology company engaged in research and product development in the field of regenerative medicine. Regenerative medicine refers to therapies based on stem cell technology that are designed to rebuild cell and tissue function lost due to degenerative disease or injury. BioTime’s focus is on pluripotent stem cell technology based on human embryonic stem (“hES”) cells and induced pluripotent stem (“iPS”) cells. hES and iPS cells provide a means of manufacturing every cell type in the human body and therefore show considerable promise for the development of a number of new therapeutic products. BioTime’s therapeutic and research products include a wide array of proprietary PureStem® progenitors, HyStem® hydrogels, culture media, and differentiation kits. Renevia™ (a HyStem® product), is now in a pivotal trial in Europe as a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in the treatment of HIV-related lipoatrophy. In addition, BioTime has developed Hextend®, a blood plasma volume expander for use in surgery, emergency trauma treatment and other applications. Hextend® is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ HealthCare Corporation, under exclusive licensing agreements.

BioTime is also developing stem cell and other products for research, therapeutic, and diagnostic use through its subsidiaries:

  Asterias Biotherapeutics, Inc. is developing pluripotent stem-cell based therapies in neurology and oncology, including AST-OPC1 oligodendrocyte progenitor cells in spinal cord injury, multiple sclerosis and stroke, and AST-VAC2, an allogeneic dendritic cell-based cancer vaccine. Asterias Series A common stock is traded on the NYSE MKT under the symbol AST.
  BioTime Asia, Ltd., a Hong Kong company, may offer and sell products for research use for BioTime’s ESI BIO Division.
  Cell Cure Neurosciences Ltd. is an Israel-based biotechnology company focused on developing stem cell-based therapies for retinal and neurological disorders. OpRegen™ is currently in a Phase I/IIa clinical trial for the treatment of the dry-form of age-related macular degeneration.
  ESI BIO is the research and product marketing division of BioTime, providing stem cell researchers with products and technologies to enable them to translate their work into the clinic, including PureStem® progenitors and HyStem® hydrogels.
  LifeMap Sciences, Inc. markets, sells, and distributes GeneCards®, the leading human gene database, as part of an integrated database suite that also includes the LifeMap Discovery® database of embryonic development, stem cell research, and regenerative medicine, and MalaCards, the human disease database.
  LifeMap Solutions, Inc. is a subsidiary of LifeMap Sciences focused on developing mobile health (mHealth) products.
  OncoCyte Corporation is developing products and technologies to diagnose and treat cancer, including PanC-Dx™, with four clinical studies currently underway.
  OrthoCyte Corporation is developing therapies to treat orthopedic disorders, diseases and injuries.
  ReCyte Therapeutics, Inc. is developing therapies to treat a variety of cardiovascular and related ischemic disorders, as well as products for research using cell reprogramming technology.

BioTime common stock is traded on the NYSE MKT under the symbol BTX. For more information, please visit www.biotimeinc.com or connect with the company on Twitter, LinkedIn, Facebook, YouTube, and Google+.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Judith Segall, 510-521-3390 ext. 301
jsegall@biotimemail.com
or
Investor Contact:
EVC Group, Inc.
Gregory Gin, 862-236-0673
ggin@evcgroup.com
James Dawson, 646-445-4800
jdawson@evcgroup.com
Doug Sherk, 415-652-9100
dsherk@evcgroup.com